UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 4, 2017

Dear Fellow Stockholders:

As described in the enclosed Supplement to the Proxy Statement (the “Supplement”), and in connection with the amendment to the Company’s 2005 Equity Incentive Plan described in Proposal 3 included in the definitive proxy statement filed by the Company with the SEC on September 21, 2017 (the “Proxy Statement”), we are providing stockholders with additional information regarding the eligibility provisions of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), updating Proposal 3 to include information regarding certain equity awards conditionally approved by our Compensation Committee since the filing of the Proxy Statement, and providing additional information regarding the Company’s existing equity compensation arrangements. Additionally, and in response to the proxy contest initiated by Orchestra-Prémaman S.A. and its affiliates (collectively, “Orchestra”), we are providing certain additional information that we believe may be useful to you as you consider how to vote in respect of the proposals to be considered at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”).

We urge you to fill out and submit the WHITE proxy card that we previously provided to you. Any proxy or voting instruction form, including any blue proxy card provided by Orchestra, may be revoked at any time prior to its exercise at the Annual Meeting, as described in the Proxy Statement. Only your latest dated and signed proxy card or voting instruction form will be counted. If you have already voted on the WHITE proxy card, and you do not submit a new proxy or voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting FOR the election of each of the Company’s nominees for directors and consistent with the Company’s recommendations with respect to all other matters.

Your vote at this Annual Meeting is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. If you previously submitted a proxy card or a voting instruction form for the Annual Meeting, such proxy card or voting instruction will continue to be valid and will be voted at the Annual Meeting to the extent you were a stockholder of the Company as of the record date, September 18, 2017. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the WHITE proxy card in the envelope provided. You will find voting instructions in the Proxy Statement, the Notice of Annual Meeting, and the Supplement. If your shares are held for your account by a broker or other nominee, you should have received by this time instructions from the holder of record that you must follow for your shares to be voted.

Please read the Proxy Statement that was previously made available to stockholders and the enclosed Supplement in their entirety, as together they contain all of the information that is important to your decisions in voting at the Annual Meeting.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

The Destination Maternity Board of Directors

/s/ Barry Erdos
Barry Erdos,
Chairman

Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, New Jersey 08057

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The following information (this “Supplement”) supplements, amends and, to the extent inconsistent, supersedes the corresponding information in the Proxy Statement (the “Proxy Statement”) for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Destination Maternity Corporation (“Destination”, the “Company,” “we,” “us,” or “our”) dated September 21, 2017 as filed with the Securities and Exchange Commission (the “SEC”) and previously furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”).

The Annual Meeting will be held at the corporate headquarters of the Company at 232 Strawbridge Drive, Moorestown, NJ 08057, on Thursday, October 19, 2017, at 9:15 a.m. local time, and any adjournments, reschedulings, continuations or postponements thereof. Only stockholders as of the record date for the Annual Meeting, September 18, 2017, will be entitled to notice of and to vote at the Annual Meeting.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or in person at the Annual Meeting.

This Supplement is first being furnished to stockholders of Destination on or about October 4, 2017.

Explanatory Note

The Company is providing additional information for your consideration in connection with its proposed amendment to the 2005 Plan (Proposal 3)

Proposal 3 in the Proxy Statement asks stockholders to approve an amendment to the Company’s 2005 Plan. This document supplements Proposal 3 to provide stockholders with additional information regarding the eligibility provisions of the 2005 Plan, updates Proposal 3 to incorporate information regarding certain equity awards conditionally approved by our Compensation Committee since the filing of the Proxy Statement, and provides additional information regarding the Company’s existing equity compensation arrangements.

Orchestra-Prémaman has initiated a proxy contest after the Company’s definitive proxy statement was filed

On September 25, 2017, four days after the Company filed its definitive Proxy Statement with the SEC, Orchestra-Prémaman S.A. and certain of its affiliates (collectively, “Orchestra”) issued and filed with the SEC a “stop, look and listen” letter alerting Destination stockholders that it intended to oppose certain Company proposals at the Annual Meeting, including the election of all four of the Company’s director nominees, and that it intended to solicit proxies in support of its position. On September 28, 2017, a full week after the Company filed its definitive Proxy Statement with the SEC, Orchestra filed with the SEC a preliminary proxy statement (the “Preliminary Proxy”) recommending that Destination stockholders vote, among other things, against the election of the Company director nominees and against the approval of the advisory vote on the compensation of the Company’s named executive officers, as described in the Proxy Statement. The Preliminary Proxy filed by Orchestra also recommends that stockholders abstain from voting on the Company’s proposed equity plan amendment (Proposal 3); Proposal 3 requires a majority of votes present in person or by proxy for approval, and accordingly, an abstention has the same impact as a vote against such proposal.

Orchestra purports to beneficially own 1,922,820 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), representing approximately 13.8% of the total outstanding shares of the Common Stock. We are not responsible for the accuracy of any information provided by or relating to Orchestra contained in solicitation materials filed or disseminated by or on behalf of Orchestra or any other statements Orchestra may make.

The WHITE Proxy Card remains valid and can be used to vote your shares at the Annual Meeting

We are not amending any of our proposals or recommendations and, therefore, the WHITE proxy card previously delivered to you with the Proxy Statement can still be used to vote your shares at the Annual Meeting. Any proxy or voting instruction form may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement. Only your latest dated and signed proxy card or voting instruction form will be counted. If you have already voted on the white proxy card, and you do not submit a new proxy or voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to those proposals.

RECOMMENDATIONS OF THE BOARD

THE BOARD URGES STOCKHOLDERS TO VOTE ON THE PREVIOUSLY DISTRIBUTED WHITE PROXY CARD “FOR” THE BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

THE BOARD URGES YOU TO NOT SIGN OR RETURN ANY PROXY CARD YOU MAY RECEIVE FROM ORCHESTRA.

If your shares are held for you by a broker, bank or nominee, it is critical that you cast your vote by instructing your bank, broker or other nominee using the white voting instruction form provided on how to vote if you want your vote to be counted at the meeting.

Note Regarding Proxy Materials

If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, please contact:

Okapi Partners LLC

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 566-1922

Email: info@okapipartners.com

SUPPLEMENTAL DISCLOSURE

BACKGROUND TO THE SOLICITATION

According to the Preliminary Proxy, Orchestra began accumulating shares of Company stock in August 2015. By December 2015, Orchestra held in excess of 10% of our outstanding common stock and, in a Schedule 13D filing with the SEC on December 14, 2015, Orchestra made public its non-binding, unsolicited offer to acquire the Company. The parties engaged in negotiations that culminated in the execution of a merger agreement on December 19, 2016. On July 27, 2017, the Company and Orchestra entered into a termination agreement pursuant to which the merger agreement and various ancillary agreements were terminated. The termination was announced in a joint press release issued by the Company and Orchestra on July 27, 2017.

On August 17, 2017, the Company announced the date and time of the Annual Meeting. The deadline for submission of stockholder proposals, including director nominations, in accordance with our bylaws, was September 1, 2017.

On September 1, 2017 (not August 31, 2017 as indicated in the preliminary proxy statement filed by Orchestra with the SEC on September 28, 2017 (the “Preliminary Proxy”)), representatives of the Company and Orchestra met at Orchestra’s request and discussed various matters respecting the Company, including Orchestra’s interest in the Company selling Orchestra products. At no point during this meeting did Orchestra recommend any director candidates or indicate any intent to engage in a proxy contest.

On September 8, 2017, representatives of the Company contacted Orchestra and met by telephone to discuss changes in the Company’s management which had been publicly announced by the Company earlier that day. Similar to the in-person meeting held on September 1, 2017, Orchestra did not recommend any director candidates or indicate an intent to engage in a proxy contest during the call.

On September 21, 2017, Destination filed a definitive proxy statement with the SEC. At the time of this filing, the Company was not aware that Orchestra planned to engage in a proxy contest.

On September 25, 2017, Orchestra issued and filed a letter to Company stockholders (the “September 25 Letter”) with the SEC announcing that it planned to vote against the election of Destination’s director nominees and certain other Destination proposals and that it would solicit proxies in connection with the Annual Meeting.

On September 28, 2017, Orchestra filed the Preliminary Proxy with the SEC, which the Company believes contains multiple inaccuracies, omissions and inconsistencies.

On October 4, 2017, the Company filed this Supplement with the SEC, as well as a Form 8-K reporting the receipt of a demand letter, sent on behalf of a stockholder, alleging that Orchestra engaged in prohibited transactions in Destination’s stock and seeking disgorgement of the proceeds from such trades.

APPROVAL OF AMENDMENT OF

THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

(PROPOSAL 3)

Proposal 3 in the Proxy Statement asks stockholders to approve an amendment to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). This document supplements Proposal 3 (1) to provide stockholders with additional information regarding the eligibility provisions of the 2005 Plan, (2) to update Proposal 3 to incorporate information regarding certain equity awards conditionally approved by our Compensation Committee since the filing of the Proxy Statement, and (3) to provide additional information regarding the Company’s existing equity compensation arrangements.

The following paragraphs reflect revisions of specified portions of the Proxy Statement. Blacklining is included to highlight the changes from the original text of the Proxy Statement. Bold, underlined text represents new text that was not in the Proxy Statement as originally filed.

***

1. On page 40 of the Proxy Statement, the section entitled “Eligibility” is restated as follows:

Eligibility. All ~~E~~employees, directors, consultants and other service providers of the Company and its affiliates are eligible to participate in the 2005 Plan, provided, however, that only employees of the Company or its subsidiaries are eligible to receive incentive stock options. At the time of this filing, the approximate number of each such class of participants is 3,300 employees, 4 directors, 10 consultants and 0 other service providers. The number in each class of participants is likely to fluctuate over time, and we cannot now specify what these numbers will be in the future. Whether an eligible person is selected to receive an Award under the 2005 Plan, and the type and size of any Award granted, is determined by the Committee in its discretion. In exercising its discretion, the Committee considers the purposes of the 2005 Plan, which are to: (a) enable the Company and its affiliates to recruit and retain highly qualified personnel; (b) provide those personnel with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Company.

2. On page 44 of the Proxy Statement, the sections entitled “New Plan Benefits” and “Securities Authorized for Issuance under Equity Compensation Plans” are restated as follows:

New Plan Benefits

On September 26, 2017 (“Approval Date”), the Committee conditionally approved the issuance of 650,000 shares of time-based restricted stock Awards to certain key employees, effective when and if stockholders approve the Amendment. The Committee concluded that these Awards are appropriate and necessary to retain and motivate key employees during this period of leadership transition. These restricted stock Awards would be subject to service-based vesting in equal annual installments over the four year period commencing on the Approval Date. If the Amendment is not approved by stockholders, these restricted stock Awards will not be issued and the prospective recipients of these Awards will not be entitled to any compensation in lieu thereof. However, the Committee may then decide in its discretion to take other actions or enter into other compensation arrangements to retain or motivate those employees.

The following table summarizes the restricted stock Awards conditionally approved by the Committee, subject to the approval of the Amendment by stockholders:

Name and Position	Shares of Restricted Stock (#)	Fair Market Value of shares as of September 26, 2017 ($) (1)
Anthony M. Romano, former Chief Executive Officer and President (2)	—	—
David Stern, Executive Vice President and Chief Financial Officer	100,000	155,000
Judd P. Tirnauer, former Executive Vice President and Chief Financial Officer	—	—
Ronald J. Masciantonio, Executive Vice President & Chief Administrative Officer	100,000	155.000
All Executive Officers as a group	200,000	310,000
All Non-Employee Directors as a group	—	—
All other employees as a group	450,000	697,500
Total	650,000	1,007,500

(1)	The value of these conditional Awards is estimated based on the last reported sale price of our Common Stock on the Nasdaq Global Select Market on September 26, 2017 ($1.55). However, as noted above, these Awards will be effective only if and when stockholders approve the Amendment. Accordingly, the value of the shares subject to these Awards at that time will likely differ from the amounts shown in this table.
(2)	Mr. Romano’s employment with us ceased on September 7, 2017.
(3)	Mr. Tirnauer’s employment with us ceased on April 22, 2016.

In addition, our Non-Employee Director Compensation Policy currently provides for annual Awards of restricted stock to non-employee directors. Also, in certain cases, our non-employee directors are awarded deferred stock units in lieu of their annual cash retainers. These Awards are made under the 2005 Plan and, accordingly, non-employee directors may benefit from the Amendment. Please refer to section above entitled “Compensation of Directors” for more information regarding our Non-Employee Director Compensation Policy.

Awards are granted under the 2005 Plan in the discretion of the Committee. Accordingly, except as noted above, it is not possible to determine the number, name or positions of persons who will benefit from the Amendment, if it is approved by stockholders, or the terms of any such benefits. However, the following table sets forth information with respect to Awards granted under the 2005 Plan (and, in the case of Mr. Stern, granted as inducement awards outside of the 2005 Plan) during the 2016 fiscal year. The information with respect to performance-based restricted stock is based on the target number of shares that may be realized under the Company’s performance-based restricted stock units.

Name and Position	Shares of Time- Based Restricted Stock Awarded in Fiscal Year 2016 (#)	Target Number of Shares of Performance- Based Restricted Stock Units Awarded in Fiscal Year 2016 (#)	Shares Underlying Option Awards in Fiscal Year 2016 (#)	Aggregate Grant Date Fair Value of Awards made in Fiscal Year 2016 ($)(1)
Anthony M. Romano, former Chief Executive Officer and President (2)	27,537	27,537	132,170	805,728
David Stern, Executive Vice President and Chief Financial Officer	15,569	15,569	73,255	350,002
Judd P. Tirnauer, former Executive Vice President and Chief Financial Officer (3)	0	0	0	0
Ronald J. Masciantonio, Executive Vice President & Chief Administrative Officer	11,683	11,683	56,072	341.834
All Executive Officers as a group	54,789	54,789	261,497	1,497,564
All Non-Employee Directors as a group	39,867	0	0	334,374
All other grantees as a group	112,740	0	189,640	1,412,024

(1)	See footnote 1 to the Director Compensation table and footnote 6 to the Grant of Plan-Based Awards table above for information regarding the assumptions used to calculate these grant date fair values.
(2)	Mr. Romano’s employment with us ceased on September 7, 2017.
(3)	Mr. Tirnauer’s employment with us ceased on April 22, 2016.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 28, 2017 regarding the number of shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	881,751	(1)	$12.18	272,294	(2)
Equity compensation plans not approved by security holders	73,255	(3)	$5.62	—

Total	955,006		$11.68	272,294

(1)	Reflects shares subject to options outstanding under the 2005 Plan.
(2)	Reflects shares available under the 2005 Plan (all of which may be issued as shares of restricted stock, restricted stock units or deferred stock units).
(3)	Reflects shares subject to an outstanding non-qualified stock option agreement awarded as a non-plan based inducement grant to Mr. Stern upon his hire on August 1, 2016, as described in the Form 8-K filed on that date. This inducement grant is subject to service-based vesting over four years, subject to acceleration upon a change in control.

The Board of Directors unanimously recommends a vote FOR Approval of the Amendment. If you have voted or hereafter vote your shares by proxy “FOR” approval of Proposal 3, such vote will constitute a vote “FOR” approval of Proposal 3, as supplemented by the information above.

VOTING; REVOCABILITY OF PROXIES

If a quorum is present, the election of each nominee (Proposal 1) requires the affirmative vote of a majority of the votes cast at the Annual Meeting for each nominee. Abstentions and broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote. Adoption of Proposals 2, 3, 4 and 5 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions with respect to Proposals 2, 3, 4 and 5 will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a majority of the shares entitled to vote present at the Annual Meeting in person or represented by proxy.

If you previously submitted a proxy card or a voting instruction form for the Annual Meeting, such proxy card or voting instruction will continue to be valid and will be voted at the Annual Meeting to the extent you continue to be a stockholder of the Company as of the record date, September 18, 2017.

We urge you to fill out and submit the WHITE proxy card that we previously provided to you. Any proxy or voting instruction form, including any blue proxy card provided by Orchestra, may be revoked at any time prior to its exercise at the Annual Meeting, as described in the Proxy Statement. Only your latest dated and signed proxy card or voting instruction form will be counted. If you have already voted on the WHITE proxy card, and you do not submit a new proxy or voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting FOR the election of each of the Company’s nominees for directors and consistent with the Company’s recommendations with respect to all other matters.

MISCELLANEOUS INFORMATION

Participants in the Solicitation

Under applicable SEC regulations, members of the Board and certain officers and employees of the Company will be “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain information concerning such persons (the “Participants”) is set forth in the Proxy Statement and in Annex A hereto.

Solicitation of Proxies; Expenses

We are required by law to convene an annual meeting of stockholders at which directors are elected. Because our shares are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. United States federal securities laws require us to send you the Proxy Statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. This solicitation of proxies is being made by the Board and all expenses of this solicitation will be borne by the Company. These costs include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained Okapi Partners LLC (“Okapi”) to solicit proxies. Under our agreement with Okapi, Okapi will receive a fee of up to $75,000, plus reimbursement of reasonable expenses. Okapi expects that approximately 30 of its employees will assist in the solicitation. Okapi is soliciting proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of Okapi, related to our solicitation of proxies, excluding salaries and wages of our regular employees and expenses that we would ordinarily incur in connection with an uncontested annual meeting, are expected to be approximately $250,000, of which approximately $100,000 has been incurred as of the date of this Supplement. Annex A sets forth information relating to our directors and director nominees as well as certain of our officers and employees who are “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Supplement or made from time to time by management of the Company, including those regarding various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the SEC, or in materials incorporated therein by reference.

Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

IMPORTANT

Your vote at the Annual Meeting is important, no matter how many or how few shares you own. If you have not done so already, we urge you to fill out the WHITE proxy card previously delivered to you with the Proxy Statement today. Please sign and date the WHITE proxy card and promptly return it in the enclosed postage-paid envelope.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM ORCHESTRA. Any proxy you sign from Orchestra for any reason could invalidate previous WHITE proxy cards sent by you to support Destination and its Board.

Only your latest dated and signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement.

IMPORTANT!

PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT MAY BE SENT

TO YOU BY ORCHESTRA

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:

Okapi Partners LLC

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 566-1922

Email: info@okapipartners.com

ANNEX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

The following table sets forth the names and business addresses of the Company’s Board and the Nominees as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment are set forth under the heading “Proposals for Consideration by the Stockholders — Election of Directors (Proposal 1)” in the Proxy Statement.

Name	Business Address
Barry Erdos	c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057

Arnaud Ajdler	c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057

Michael J. Blitzer	c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057

Melissa Payner-Gregor	c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057

B. Allen Weinstein	c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057

Certain Officers

The Participants who are officers and employees of the Company are B. Allen Weinstein, Ronald Masciantonio and David Stern. The business address for each is c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057. Their principal occupations are stated in the Proxy Statement and this Supplement.

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by directors and named executive officers as of September 18, 2017 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth acquisitions and dispositions of the Company’s securities since October 4, 2015 by the persons listed above under “Directors and Nominees” and “Certain Officers” and their affiliates. None of these participants engaged in any open market purchases or sales of the Company’s securities during this period, and none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

A-1

Company Securities Acquired and Disposed Of (October 4, 2015 through October 3, 2017)

Name	Date	Number of shares of Common Stock, Stock Units, Stock Options and Restricted Stock Units Acquired or (Disposed of)		Transaction Description
B. Allen Weinstein	05/19/2016	4,000		(1)
Ronald Masciantonio	11/16/2015 11/18/2015 12/04/2015 12/05/2015 03/03/2016 03/30/2016 03/30/2016 03/30/2017	(424 (432 (332 (823 (732 11,683 56,072 (1,181	) ) ) ) ) )	(2 (2 (2 (2 (2 (3 (4 (2	) ) ) ) ) ) ) )
David Stern	08/01/2016 08/01/2016 08/01/2017	15,569 73,255 (1,337)		(3 (4 (2	) ) )
Arnaud Ajdler	03/30/2016 05/19/2016	4,160 6,000		(1 (1	) )
Michael J. Blitzer	05/19/2016	4,000		(1)
Barry Erdos	03/30/2016 05/19/2016	5,547 4,000		(1 (1	) )
Melissa Payner-Gregor	05/19/2016	4,000		(1)

(1)	Grant of restricted stock by the Company as director compensation.
(2)	Shares of common stock withheld to cover U.S. tax withholding obligations.
(3)	Grant of restricted stock by the Company.
(4)	Grant of stock options to acquire shares of common stock by the Company.

Miscellaneous Information Concerning Participants

Other than as set forth in this Annex A or in the Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Annex A or in the Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

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